UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 13, 2024

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1990 Main Street Suite 750 Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 16, 2024, Oragenics, Inc. (the “Company”) issued a press release announcing it received a notice from the NYSE American indicating that the Company remains in non-compliance with the Section 1003(a) of the NYSE American’s continued listing standards. As previously disclosed, on April 16, 2024, the NYSE American notified the Company that it was not in compliance with subsections (ii) and (iii) of Section 1003(a). The NYSE American has now informed the Company that it also is not in compliance with subsection (i) Section 1003(a), which requires stockholders’ equity of no less than $2,000,000 if the Company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01. OTHER INFORMATION.

On August 16, 2024, the Company issued a press release announcing recent achievements related to the development of the Company’s leading drug candidate, ONP-002, an innovative neurosteroid designed to treat mild Traumatic Brain Injury (mTBI), commonly referred to as concussion. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated, August 16, 2024.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16thh day of August, 2024.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman Chief Financial Officer